UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013 (April 9, 2013)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 9, 2013, Bonanza Creek Energy, Inc. (the “Company”) completed the issuance and sale of $300 million in aggregate principal amount of its 6.75% Senior Notes due 2021 (the “Notes”) in a private offering. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by existing and future subsidiaries of the Company that incur or guarantee certain indebtedness, including the Company’s revolving credit facility. The Notes were sold only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities Act.

The Company received net proceeds of approximately $293.2 million from the sale of the Notes, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering to repay all outstanding borrowings under its revolving credit facility and for general corporate purposes, which may include funding its drilling and development program and other capital expenditures.

Indenture

The Notes were issued pursuant to the Indenture, dated as of April 9, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes are general senior unsecured obligations of the Company and will mature on April 15, 2021. Interest on the Notes will accrue at the rate of 6.75% and will be payable semiannually in arrears on April 15 and October 15, commencing on October 15, 2013. Each of the Company’s subsidiaries that incur or guarantee certain indebtedness, including the Company’s revolving credit facility, guarantee the Notes. The Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. These guarantees are senior unsecured obligations of the subsidiary guarantors.

On or after April 15, 2017, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the Notes redeemed, to the date of redemption, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Date	Percentage
April 15, 2017	103.375%
April 15, 2018	101.688%
April 15, 2019 and thereafter	100.000%

At any time prior to April 15, 2017, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium together with accrued and unpaid interest and special interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date. Before April 15, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, with an amount of cash not greater than the net cash proceeds of certain sales of the Company’s equity securities at a redemption price of 106.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and special interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding after such redemption and the redemption occurs within 90 days of the closing of such equity offering.

If the Company experiences certain specific kinds of changes in control described in the Indenture, the Company must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest.  In some circumstances as described in the Indenture, the Company may be required to use proceeds of asset sales to offer to purchase the Notes with the net proceeds of the sale at 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) issue preferred stock; (iii) sell or transfer assets; (iv) pay dividends on, redeem or repurchase the Company’s capital stock; (v) repurchase or redeem the Company’s subordinated debt; (vi) make certain investments; (vii) create or incur liens; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; (x) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company and (xi) consolidate, merge or transfer all or substantially all of the Company’s assets. As of the date of the Indenture, all of the Company’s subsidiaries will be restricted subsidiaries. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Registration Rights Agreement

In addition, on April 9, 2013, the Company entered into a Registration Rights Agreement with the guarantors named therein and the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register exchange notes having substantially identical terms as the Notes under the Securities Act as part of an offer to exchange freely tradable exchange notes for the Notes. The Company will file a registration statement for the exchange offer with the Securities and Exchange Commission (the “Commission”) and will use its commercially reasonable efforts to cause that registration statement to be declared effective within 330 days of the issue date of the Notes. In certain instances, the Company may be required to file a shelf registration statement relating to resales of the Notes. The Company will pay liquidated damages in the form of additional interest on the Notes upon the occurrence of any of the following registration defaults: (a) any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); (b) the Company and the guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or (c) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable (subject to customary exceptions) during the periods specified in the registration rights agreement.

If a registration default described above occurs, the annual interest rate on the Notes will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90 day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per year. If the Company corrects all registration defaults, the accrual of such additional interest will cease and the interest rate on the Notes will revert to the original level. Any such additional interest will be paid to holders in cash on the same dates that the Company makes other interest payments on the Notes.

The descriptions and provisions of the Indenture and the Registration Rights Agreement set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events

On April 10, 2013, the Company issued a press release announcing the closing of its offering of $300 million in aggregate principal amount of the Notes on April 9, 2013. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

4.1                                           Indenture, dated as of April 9, 2013, among the Company, the guarantors named therein and Wells Fargo Bank,

National Association, as trustee.

4.2                                           Registration Rights Agreement, dated April 9, 2013, among the Company, the guarantors named therein and Wells

Fargo Securities, LLC, as representative of the initial purchasers named therein.

99.1                                    Press release issued April 10, 2013 announcing the closing of the senior notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: April 11, 2013	By:	/s/ Christopher I. Humber
Christopher I. Humber Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Indenture, dated as of April 9, 2013, among the Company, the guarantors named therein and Wells Fargo Bank,
National Association, as trustee.

4.2	Registration Rights Agreement, dated April 9, 2013, among the Company, the guarantors named therein and Wells
Fargo Securities, LLC, as representative of the initial purchasers named therein.

99.1	Press release issued April 10, 2013 announcing the closing of the senior notes offering.